As filed with the Securities and Exchange Commission on ______________, 1996
                                                     Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        ELECTRONICS COMMUNICATIONS CORP.
              ----------------------------------------------------
              (Exact nature of issuer as specified in its charter)

           Delaware                                             11-2649088
- -------------------------------                             ------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

  10 Plog Road, Fairfield, New Jersey                              07004
- ---------------------------------------                          ----------
(Address of Principal Executive Offices)                         (Zip Code)

       Client Service Agreement between Registrant and Great Deals, Inc.
       -----------------------------------------------------------------
                            (Full title of the plan)

                          William S. Taylor, President
                        Electronics Communications Corp.
                                  10 Plog Road
                              Fairfield, NJ 07004
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (201) 808-8862
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          (Telephone number, including area code of agent for service)

                            -----------------------

                                   copies to:

                            Sommer & Schneider, LLP
                        600 Old Country Road, Suite 535
                             Garden City, NY 11530
                                 (516) 228-8181

     Approximate date of commencement of proposed sale to the public: Upon exercise of the options granted under the Stock Option Plans, but in no event prior to the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
Title of                             maximum         maximum
securities          Amount           offering        aggregate      Amount of
to be               to be            price per       offering       registration
registered          registered       share           price          fee(1)
- ----------          ----------       -----           -----          ------

Common Stock,
$.05 par value      2,300,000        $0.53         $1,219,000       $420.34

- ----------
(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the bid price per share of the Registrant's Common Stock on September 3, 1996 a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the NASDAQ SmallCap Market.

Documents Incorporated by Reference |X| Yes          |_|  No

                                    PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and

(b) The Company's Prospectus filed pursuant to Rule 424(b) on May 15, 1995 as part of Registration No. 33-89336.

(c) The Company's Quarterly Report of Form 10-QSB for the quarter ended March 31, 1996; and

(d) The Company's Amendment to the Quarterly Report on Form 10-QSB/A-1 for the quarter ended March 31, 1996.

(e)  The Company's Current Report on Form 8-K dated June 28, 1996.

(f) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

(g) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable

Item 6. Indemnification of Directors and Officers.

     Pursuant to the Company's certificate of incorporation and by-laws, filed as Exhibits hereto, the Company shall indemnify its directors, officers, employees and agents to the full extent permissible under the General Corporation Law of the State of Delaware, as effective from time to time, or any other applicable law.

     Under Section 145 of the Delaware General Corporation Law, the Company has the power to indemnify directors, officers, employees and agents under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy.

     The Company's certificate of incorporation, as amended, and by-laws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase which was illegal under section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper benefit.

Item 7. Exemption From Registration Claimed.

     Not Applicable

Item 8. Exhibits.

Number                Description
- ------                -----------

5                     Consent and Opinion of Sommer & Schneider LLP

10.1                  Client Service Agreement dated September 4, 1996

24.1                  Consent of Stetz, Belgiovine, CPA's P.C.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on September 5, 1996.

                                        ELECTRONICS COMMUNICATIONS CORP.

                                        /s/ William S. Taylor
                                        ----------------------------
                                        William S. Taylor, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                  Date

/s/ William S. Taylor                       September 5, 1996
- --------------------------------
William S. Taylor
President and Chairman

/s/ Brenda Taylor                           September 5, 1996
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Brenda Taylor
Secretary and Director

/s/ Les Winder                              September 5, 1996
- --------------------------------
Les Winder
Executive Vice President, Treasurer
and Director

________________________________            September____, 1996
Mal Gurian
Director

________________________________            September____, 1996
Ira J. Tabankin
Director

/s/ Robert DePalo                           September 5, 1996
- --------------------------------
Robert DePalo
Director